As Filed With the Securities and Exchange Commission
on November 8, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COVENTRY HEALTH CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2073000
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6705 Rockledge Drive, Suite 900	20817
Bethesda, Maryland	(Zip Code)
(Address of Principal Executive Offices)
Coventry Health Care, Inc.
2004 Incentive Plan
(Full Title of the Plan)
Dale B. Wolf
6705 Rockledge Drive, Suite 900
Bethesda, Maryland 20817
(Name and Address of Agent for Service)
(301) 581 — 0600
(Telephone Number, Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title of Securities	Amount to Be	Offering Price Per	Aggregate Offering	Registration
to Be Registered	Registered	Share (1)	Price (1)	Fee
Common Stock	9,000,000 shares (2)	$46.29	$416,610,000	$44,577

(1)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 6, 2006.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Registration of Additional Securities
          This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of Coventry Health Care, Inc., a Delaware corporation (the “Registrant”), for the Registrant’s 2004 Incentive Plan, as amended.
Incorporation by Reference of Earlier Registration Statements
          The Registration Statement on Form S-8 (Registration No. 333-117966) previously filed by the Registrant with the Securities and Exchange Commission on August 5, 2004 is hereby incorporated by reference.
Item 8. Exhibits.

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Annual Report on Form 10-K filed on March 9, 2006).

4.2	Indenture dated as of February 1, 2002 between Coventry Health Care, Inc., as Issuer, and First Union National Bank, as Trustee. (Incorporated by reference to Exhibit 4.9 to the Company’s Form S-4, Registration Statement No. 333-83106).

4.3	Form of Note issued pursuant to the Indenture dated as of February 1, 2002 between Coventry Health Care, Inc., as Issuer, and First Union National Bank, as Trustee (Incorporated by reference to Exhibit 4.9 to the Company’s Form S-4, Registration Statement No. 333-83106).

4.4	Indenture for the 2012 Notes, dated as of January 28, 2005, between Coventry and Wachovia Bank, National Association, a national banking association, as Trustee (Incorporated by reference to Exhibit 4.1 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

4.5	Form of Note for the 2012 Notes issued pursuant to the Indenture dated as of January 28, 2005 between Coventry Health Care, Inc., as Issuer, and Wachovia Bank, National Association, as Trustee (Incorporated by reference to Exhibit 4.1 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

4.6	Indenture for the 2015 Notes, dated as of January 28, 2005, between Coventry and Wachovia Bank, National Association, a national banking association, as Trustee (Incorporated by reference to Exhibit 4.2 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

4.7	Form of Note for the 2015 Notes issued pursuant to the Indenture dated as of January 28, 2005 between Coventry Health Care, Inc., as Issuer, and Wachovia Bank, National Association, as Trustee (Incorporated by reference to Exhibit 4.2 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

4.8	Registration Rights Agreement for the 2012 Notes, dated as of January 28, 2005, by and among Coventry and Lehman Brothers Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, Wachovia Securities and Piper Jaffray & Co. (Incorporated by reference to Exhibit 4.3 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

4.9	Registration Rights Agreement for the 2015 Notes, dated as of January 28, 2005, by and among Coventry and Lehman Brothers Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, Wachovia Securities and Piper Jaffray & Co. (Incorporated by reference to Exhibit 4.4 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

5	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 2nd day of November, 2006.

COVENTRY HEALTH CARE, INC.

By:	/s/ Dale B. Wolf
Dale B. Wolf Chief Executive Officer and Director
          KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Allen F. Wise and Dale B. Wolf, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allen F. Wise Allen F. Wise	Chairman of the Board and Director	November 2, 2006

/s/ Dale B. Wolf Dale B. Wolf	Chief Executive Officer and Director (Principal Executive Officer)	November 2, 2006

/s/ Shawn M. Guertin Shawn M. Guertin	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 2, 2006

/s/ John J. Ruhlmann John J. Ruhlmann	Vice President and Controller (Principal Accounting Officer)	November 2, 2006

/s/ John H. Austin, Jr., M.D. John H. Austin, Jr., M.D.	Director	November 2, 2006

/s/ Joel Ackerman Joel Ackerman	Director	November 2, 2006

/s/ L. Dale Crandall L. Dale Crandall	Director	November 2, 2006

/s/ Emerson D. Farley, Jr., M.D. Emerson D. Farley, Jr., M.D.	Director	November 2, 2006

/s/ Lawrence N. Kugelman Lawrence N. Kugelman	Director	November 2, 2006

Signature	Title	Date

/s/ Daniel N. Mendelson Daniel N. Mendelson	Director	November 2, 2006

/s/ Rodman W. Moorhead, III Rodman W. Moorhead, III	Director	November 2, 2006

/s/ Robert W. Morey Robert W. Morey	Director	November 2, 2006

/s/ Elizabeth E. Tallett Elizabeth E. Tallett	Director	November 2, 2006

/s/ Timothy T. Weglicki Timothy T. Weglicki	Director	November 2, 2006

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Annual Report on Form 10-K filed on March 9, 2006).

4.2	Indenture dated as of February 1, 2002 between Coventry Health Care, Inc., as Issuer, and First Union National Bank, as Trustee. (Incorporated by reference to Exhibit 4.9 to the Company’s Form S-4, Registration Statement No. 333-83106).

4.3	Form of Note issued pursuant to the Indenture dated as of February 1, 2002 between Coventry Health Care, Inc., as Issuer, and First Union National Bank, as Trustee (Incorporated by reference to Exhibit 4.9 to the Company’s Form S-4, Registration Statement No. 333-83106).

4.4	Indenture for the 2012 Notes, dated as of January 28, 2005, between Coventry and Wachovia Bank, National Association, a national banking association, as Trustee (Incorporated by reference to Exhibit 4.1 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

4.5	Form of Note for the 2012 Notes issued pursuant to the Indenture dated as of January 28, 2005 between Coventry Health Care, Inc., as Issuer, and Wachovia Bank, National Association, as Trustee (Incorporated by reference to Exhibit 4.1 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

4.6	Indenture for the 2015 Notes, dated as of January 28, 2005, between Coventry and Wachovia Bank, National Association, a national banking association, as Trustee (Incorporated by reference to Exhibit 4.2 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

4.7	Form of Note for the 2015 Notes issued pursuant to the Indenture dated as of January 28, 2005 between Coventry Health Care, Inc., as Issuer, and Wachovia Bank, National Association, as Trustee (Incorporated by reference to Exhibit 4.2 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

4.8	Registration Rights Agreement for the 2012 Notes, dated as of January 28, 2005, by and among Coventry and Lehman Brothers Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, Wachovia Securities and Piper Jaffray & Co. (Incorporated by reference to Exhibit 4.3 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

4.9	Registration Rights Agreement for the 2015 Notes, dated as of January 28, 2005, by and among Coventry and Lehman Brothers Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, Wachovia Securities and Piper Jaffray & Co. (Incorporated by reference to Exhibit 4.4 to Coventry’s Current Report on Form 8-K dated January 28, 2005).

5	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included on signature page of this Registration Statement).